Exhibit 99.1

PRESS RELEASE

Available for Immediate Publication:  April 1, 2008

Capital Corp of the West Announces Further Short Delay in Filing Form 10-K

Merced, Calif. – April 1, 2008 – Capital Corp of the West (Nasdaq: CCOW), the holding company for County Bank, today announced that it is in the process of finalizing its audit and preparation of the Company’s 2007 Form 10-K and was unable to complete this in time for the extended deadline following its filing of Form 12b-25. The Company expects to file its 2007 Form 10-K on Wednesday, April 2 and to report results for the year ended December 31, 2007.

As previously disclosed in its Notification on Form 12b-25 filed with the Securities and Exchange Commission on March 17, 2008, the Company was not able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) in a timely manner due to an extended evaluation of the Company’s allowance for loan losses and related matters, certain material weaknesses in the Company’s credit / lending and accounting functions and the efforts necessary to correct for these weaknesses and ensure that other items related to these weaknesses are correctly accounted for as of December 31, 2007.

Note: This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements. Important factors that could cause actual results to differ materially include: whether the Company can complete its financial statements within the expected period in light of material weaknesses previously identified; whether all or any of these matters affect the ability of the Company's outside auditors to complete their audit and any related procedures required with respect to the Form 10-K; the impact, if any, of the results and findings on the financial statements of the Company; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described above. Therefore, any forward-looking statements in this press release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Contact:
Capital Corp of the West
Thomas Smith
209-725-4552